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                                                                    EXHIBIT 4.20


WHEN RECORDED MAIL TO


ARCS Commercial Mortgage Co., L.P.
26901 Agoura Road, Suite 200
Calabasas Hills, CA 91301

Attn: Shelly Eisenberg
Loan No. 226833
Fannie Mae Loan No. 383925

                                SPACE ABOVE THIS LINE FOR RECORDER'S USE

                    Assignment of Multifamily Deed of Trust,
                    Assignment of Rents, Security Agreement,
                               and Fixture Filing

FOR VALUE RECEIVED, the undersigned as Beneficiary hereby grants, assigns, and transfers to

FANNIE MAE

all beneficial interest under that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated June 20, 2001 and executed by CAC IV Limited Partnership, a Virginia limited partnership, Trustor, to First American Title Insurance Company, Trustee, in the amount of $8,525,000.00, and recorded concurrently herewith in the Official Records of Tarrant County, State of Texas, describing land therein as:

             See Exhibit A attached hereto and incorporated herein.

commonly known as Burney Oaks
                  2502 Burney Oaks
                  Arlington, Texas 76006

TOGETHER with the note or notes therein described or referred to, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Deed of Trust.

DATED as of: June 20, 2001 BENEFICIARY:

                                    ARCS COMMERCIAL MORTGAGE CO., L.P.,
                                    a California limited partnership
                                    By:  ACMC Realty, Inc.,
                                         a California corporation
                                    Its: General Partner

                                         By:   /s/ Shelly Eisenberg
                                              ----------------------------------
                                              Shelly Eisenberg
                                         Its: Vice President

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THE STATE OF California

COUNTY OF Los Angeles

                  BEFORE ME Cynthia K. Martinez, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Shelly Eisenberg, known to me to be the Vice President of ACMC Realty, Inc., the corporation that executed the foregoing instrument, and known to me to be the person who executed the foregoing instrument on behalf of said corporation, said corporation being known to me to be the general partner of ARCS Commercial Mortgage Co., L.P., the limited partnership that executed the foregoing instrument, and acknowledged to me that such corporation executed the same as such general partner and that such limited partnership executed the same for the purposes and consideration herein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE THIS 20/th/ day of June, 2001.
                                                     ------        ----

                                    /s/ Cynthia K. Martinez
                                    -----------------------------
                                    Notary Public in and for Los Angeles County,

                                    [SEAL]

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                                    EXHIBIT A

                                    [OMITTED]